FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2024 SECOND QUARTER RESULTS
LOUISVILLE, Ky. (July 24, 2024) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI", "we") today reported business results for the second quarter ended June 30, 2024.
Company Highlights
•All-time record net revenue of $890.7 million compared to $768.5 million in second quarter 2023
•Net income attributable to CDI of $209.3 million compared to $143.0 million in second quarter 2023
•All-time record Adjusted EBITDA of $444.8 million compared to $363.7 million in second quarter 2023
•Delivered record second quarter revenue and Adjusted EBITDA across all of our reporting segments
◦Live and Historical revenue up 20% and Adjusted EBITDA up 25% compared to the second quarter of 2023
◦TwinSpires revenue up 15% and Adjusted EBITDA up 36% compared to the second quarter of 2023
◦Gaming revenue up 11% and Adjusted EBITDA up 14% compared to the second quarter of 2023
•Churchill Downs Racetrack ran the 150th Kentucky Derby with all-time record all-sources handle for the Kentucky Derby Race, Kentucky Derby Day Program, and Kentucky Derby Week Races, and with all-time record Derby Week contribution to Adjusted EBITDA
◦We signed a new seven-year agreement with NBC to continue hosting the Kentucky Derby Week on NBC and Peacock for 2026 through 2032
•We opened the Terre Haute Casino Resort in Terre Haute, Indiana on April 5, 2024 and the hotel on May 15, 2024
•On July 3, 2024, we successfully amended our revolving credit facility and Term Loan A facility to, among other things, extend the maturity dates from 2027 to 2029
•We ended the second quarter of 2024 with net bank leverage of 4.0x

CONSOLIDATED RESULTS

	Second Quarter
(in millions, except per share data)	2024	2023

Net revenue	$890.7	$768.5
Net income attributable to CDI	$209.3	$143.0
Diluted EPS attributable to CDI	$2.79	$1.86
Adjusted EBITDA(a)	$444.8	$363.7

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments.
Live and Historical Racing

	Second Quarter
(in millions)	2024	2023

Revenue	$490.2	$408.0
Adjusted EBITDA	279.2	223.5
Revenue for the second quarter of 2024 increased $82.2 million due to a $53.8 million increase at Churchill Downs Racetrack, which includes a $37.6 million increase due to a record-breaking Derby Week; a $17.4 million increase attributable to growth at our Virginia properties and the opening of the Rosie's Emporia property in September 2023; a $10.3 million increase attributable to growth at our Kentucky HRM properties; and a $0.7 million increase at our other Live and Historical Racing properties.
Adjusted EBITDA for the second quarter of 2024 increased $55.7 million due to a $38.1 million increase at Churchill Downs Racetrack, which includes a $32.2 million increase due to a record-breaking Derby Week; a $16.1 million increase attributable to growth at our Virginia properties, which includes $5.6 million related to Exacta savings; and a $1.5 million increase from growth at our other HRM properties.
TwinSpires

	Second Quarter
(in millions)	2024	2023

Revenue	$159.9	$139.1
Adjusted EBITDA	46.2	33.9
Revenue for the second quarter of 2024 increased $20.8 million due to a $14.7 million increase attributable to Exacta, a $4.3 million net increase in Horse Racing revenue primarily due to increased affiliate wagering handle partially offset by a decline in TwinSpires retail horse racing handle due to shifts in race days at other tracks and market access, and a $1.8 million increase attributable to our online sports betting market access agreements and our retail sports betting business.
Adjusted EBITDA for the second quarter of 2024 increased $12.3 million due to a $10.1 million increase attributable to Exacta, a $1.9 million increase attributable to our online sports betting market access agreements and our retail sports betting business, and a $0.3 million increase in Horse Racing from increased revenue that was mostly offset by higher content and related expenses.
Gaming

	Second Quarter
(in millions)	2024	2023

Revenue	$274.4	$247.9
Adjusted EBITDA	140.7	123.4
Revenue for the second quarter of 2024 increased $26.5 million due to a $33.9 million increase attributable to the opening of the Terre Haute Casino Resort in April 2024 and a $1.9 million increase in New York, partially offset by a $5.4 million decrease in Pennsylvania primarily due to our decision not to renew the management agreement at Lady Luck at the end of June 2023, a $2.7 million decrease in Maine primarily due to inclement weather in April 2024, and a $1.2 million net decrease at our other Gaming properties.
Adjusted EBITDA for the second quarter of 2024 increased $17.3 million due to a $19.9 million increase attributable to the opening of the Terre Haute Casino Resort in April 2024 and a $3.5 million increase in New York primarily due to union-related payments in 2023 that did not recur. The increase was partially offset by a $2.2 million decrease in Maine primarily due to inclement weather in April 2024, a $0.9 million decrease in Pennsylvania primarily due to our decision not to renew the management agreement at Lady Luck at the end of June 2023, and a $3.0 million net decrease at our other Gaming properties primarily driven by Louisiana, Maryland, and Mississippi.
All Other

	Second Quarter
(in millions)	2024	2023

Revenue	$1.9	$0.2
Adjusted EBITDA	(21.3)	(17.1)
Revenue for the second quarter of 2024 reflects intercompany revenue related to the captive insurance company that was established in April 2024. All captive revenue is eliminated in consolidation.
Adjusted EBITDA for the second quarter of 2024 decreased $4.2 million driven primarily by increased corporate compensation related expenses and other corporate administrative expenses.

CAPITAL MANAGEMENT
Share Repurchase Program
The Company repurchased 93,874 shares of its common stock at a total cost of approximately $13.0 million based on trade date under its share repurchase program in the second quarter of 2024. We had approximately $179.9 million of repurchase authority remaining under this program on June 30, 2024.
Revolving Credit Facility and Term Loan A Facility Amendment
The Company successfully closed an amendment of its senior secured credit agreement to extend the maturity date of its revolving credit facility and Term Loan A facility from 2027 to 2029 and to make certain other changes to its existing credit agreement.

NET INCOME ATTRIBUTABLE TO CDI
The Company's second quarter 2024 net income attributable to CDI was $209.3 million compared to $143.0 million in the prior year quarter.
The following impacted the comparability of the Company's second quarter 2024 net income to the prior year quarter:
•an $18.5 million decrease in after-tax non-cash impairment costs; and
•a $5.8 million after-tax decrease in transaction, pre-open, and other expenses primarily related to Arlington exit costs in 2023.
This was partially offset by:
•a $1.0 million increase of other items.
Excluding the items above, second quarter 2024 net income increased $43.0 million primarily due to the following:

•a $49.1 million after-tax increase primarily driven by the results of our operations,
•partially offset by a $6.1 million after-tax increase in interest expense associated with higher outstanding debt balances and higher interest rates.
Conference Call
A conference call regarding this news release is scheduled for Thursday, July 25, 2024 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, July 25, 2024. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interest.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:

◦Acquisition, disposition, and property sale related charges;
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Asset impairments;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.
As of December 31, 2021, our property in Arlington Heights, Illinois ("Arlington") ceased racing and simulcast operations and the property was sold on February 15, 2023 to the Chicago Bears. Arlington's results and exit costs in 2023 are treated as an adjustment to EBITDA and are included in other expenses, net in the Reconciliation of Comprehensive Income to Adjusted EBITDA.
On June 26, 2023, the Company's management agreement for Lady Luck in Farmington, Pennsylvania expired and was not renewed. The Company completed the sale of substantially all its assets at Lady Luck for an immaterial amount.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) has been creating extraordinary entertainment experiences for over 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business and the operation and development of regional casino gaming properties. https://www.churchilldownsincorporated.com/
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” “scheduled,” and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; additional or increased taxes and fees; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, including possible new variants of COVID-19, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine (HRM) manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires sports betting business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigation; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign

Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise), disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2024	2023	2024	2023
Net revenue:
Live and Historical Racing	$464.7	$385.0	$709.8	$599.4
TwinSpires	151.7	137.4	258.3	232.2
Gaming	274.2	245.9	513.4	495.9
All Other	0.1	0.2	0.1	0.5
Total net revenue	890.7	768.5	1,481.6	1,328.0
Operating expense:
Live and Historical Racing	221.4	204.2	378.6	347.5
TwinSpires	89.3	80.7	157.2	146.4
Gaming	188.4	179.2	366.9	352.7
All Other	3.6	5.7	5.7	10.7
Selling, general and administrative expense	57.4	48.1	112.2	100.4
Asset impairments	—	24.5	—	24.5
Transaction expense, net	0.6	0.5	4.7	0.3
Total operating expense	560.7	542.9	1,025.3	982.5
Operating income	330.0	225.6	456.3	345.5
Other (expense) income:
Interest expense, net	(73.5)	(65.2)	(143.9)	(129.9)
Equity in income of unconsolidated affiliates	37.7	38.8	75.5	77.1
Gain on sale of Arlington	—	—	—	114.0
Miscellaneous, net	0.1	—	8.2	1.4
Total other (expense) income	(35.7)	(26.4)	(60.2)	62.6
Income from operations before provision for income taxes	294.3	199.2	396.1	408.1
Income tax provision	(84.1)	(56.2)	(105.5)	(109.4)
Net income	210.2	143.0	290.6	298.7
Net income attributable to noncontrolling interest	0.9	—	0.9	—
Net income attributable to Churchill Downs Incorporated	$209.3	$143.0	$289.7	$298.7

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$2.82	$1.90	$3.90	$3.97
Diluted net income	$2.79	$1.86	$3.87	$3.90
Weighted average shares outstanding:
Basic	73.9	75.3	74.0	75.3
Diluted	74.6	76.9	74.6	76.5

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$140.3	$144.5
Restricted cash	90.6	77.3
Accounts receivable, net	136.1	106.9
Income taxes receivable	—	12.6
Other current assets	69.0	59.5
Total current assets	436.0	400.8
Property and equipment, net	2,752.4	2,561.2
Investment in and advances to unconsolidated affiliates	648.8	655.9
Goodwill	900.2	899.9
Other intangible assets, net	2,414.4	2,418.4
Other assets	18.3	19.3
Total assets	$7,170.1	$6,955.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$215.0	$158.5
Accrued expenses and other current liabilities	419.1	426.8
Income taxes payable	41.3	—
Current deferred revenue	19.2	73.2
Current maturities of long-term debt	68.0	68.0
Dividends payable	0.6	29.3
Total current liabilities	763.2	755.8
Long-term debt, net of current maturities and loan origination fees	1,717.6	1,697.1
Notes payable, net of debt issuance costs	3,073.7	3,071.2
Non-current deferred revenue	20.1	11.8
Deferred income taxes	407.9	388.2
Other liabilities	140.6	137.8
Total liabilities	6,123.1	6,061.9
Commitments and contingencies
Redeemable noncontrolling interest	16.1	—
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	1,031.9	894.5
Accumulated other comprehensive loss	(1.0)	(0.9)
Total Churchill Downs Incorporated shareholders' equity	1,030.9	893.6
Total liabilities and shareholders' equity	$7,170.1	$6,955.5

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in millions)	2024	2023
Cash flows from operating activities:
Net income	$290.6	$298.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96.1	79.7
Distributions from unconsolidated affiliates	81.7	91.7
Equity in income of unconsolidated affiliates	(75.5)	(77.1)
Stock-based compensation	16.1	16.7
Deferred income taxes	19.7	32.4
Asset impairments	—	24.5
Amortization of operating lease assets	2.7	3.5
Gain on sale of Arlington	—	(114.0)
Other	4.8	3.6
Changes in operating assets and liabilities:
Income taxes	52.9	41.6
Deferred revenue	(45.7)	(15.5)
Other assets and liabilities	28.3	16.8
Net cash provided by operating activities	471.7	402.6
Cash flows from investing activities:
Capital maintenance expenditures	(34.8)	(30.2)
Capital project expenditures	(257.2)	(282.2)
Proceeds from sale of Arlington	—	195.7
Other	1.9	(2.3)
Net cash used in investing activities	(290.1)	(119.0)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	617.4	1,223.3
Repayments of borrowings under long-term debt obligations	(598.3)	(1,201.4)
Payment of dividends	(28.8)	(26.7)
Repurchase of common stock	(154.7)	(0.5)
Taxes paid related to net share settlement of stock awards	(10.5)	(13.2)
Debt issuance costs	—	(12.2)
Change in bank overdraft	2.6	(16.2)
Other	(1.2)	(0.8)
Net cash used in financing activities	(173.5)	(47.7)
Cash flows from discontinued operations:
Operating activities of discontinued operations	1.0	0.5
Net increase in cash, cash equivalents and restricted cash	9.1	236.4
Cash, cash equivalents and restricted cash, beginning of period	221.8	204.7
Cash, cash equivalents and restricted cash, end of period	$230.9	$441.1

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2024	2023	2024	2023
GAAP net income attributable to CDI	$209.3	$143.0	$289.7	$298.7

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	—	—	—	—
Legal reserves and transaction costs related to Rivers Des Plaines	0.3	—	0.3	—
Other charges and recoveries, net	(0.1)	(1.2)	(6.8)	(0.9)
Transaction, pre-opening, and other expense	8.2	16.2	20.8	22.9
Legal reserves	—	—	—	—
Asset impairments	—	24.5	—	24.5
Gain on Dispositions	—	—	—	(114.0)
Income tax impact on net income adjustments (a)	(2.3)	(10.1)	(4.0)	15.7
Total adjustments	6.1	29.4	10.3	(51.8)
Adjusted net income attributable to CDI	$215.4	$172.4	$300.0	$246.9

Adjusted diluted EPS	$2.89	$2.24	$4.02	$3.23

Weighted average shares outstanding - Diluted	74.6	76.9	74.6	76.5

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Total Handle
TwinSpires Horse Racing(a)	$653.4	$635.1	$1,073.0	$1,045.7
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$228.0	$178.3	$231.1	$180.7
Louisville	53.1	45.3	106.8	89.3
Northern Kentucky	22.0	17.3	50.5	43.6
Southwestern Kentucky	40.2	37.6	78.8	74.1
Western Kentucky	6.1	9.4	12.9	14.2
Virginia	111.9	94.6	223.1	192.3
New Hampshire	3.4	2.5	6.6	5.2
Total Live and Historical Racing	$464.7	$385.0	$709.8	$599.4

TwinSpires:	$151.7	$137.4	$258.3	$232.2

Gaming:
Florida	$26.5	$26.0	$52.6	$52.1
Iowa	23.5	24.0	46.9	48.5
Indiana	33.9	—	33.9	—
Louisiana	37.1	33.8	81.4	77.9
Maine	26.8	29.5	53.6	57.2
Maryland	26.2	27.6	47.8	50.9
Mississippi	24.5	25.8	50.5	53.3
New York	46.5	44.6	91.5	89.1
Pennsylvania	29.2	34.6	55.2	66.9
Total Gaming	$274.2	$245.9	$513.4	$495.9
All Other	0.1	0.2	0.1	0.5
Net revenue from external customers	$890.7	$768.5	$1,481.6	$1,328.0

Intercompany net revenues:
Live and Historical Racing	$25.5	$23.0	$29.3	$24.4
TwinSpires	8.2	1.7	15.7	3.3
Gaming	0.2	2.0	4.2	3.6
All Other	1.8	—	1.8	—
Eliminations	(35.7)	(26.7)	(51.0)	(31.3)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$50.4	$115.4	$4.5	$170.3	$—	$170.3
Historical racing(a)	212.1	—	9.3	221.4	—	221.4
Racing event-related services	176.0	—	1.4	177.4	—	177.4
Gaming(a)	3.3	4.3	228.1	235.7	—	235.7
Other(a)	22.9	32.0	30.9	85.8	0.1	85.9
Total	$464.7	$151.7	$274.2	$890.6	$0.1	$890.7

	Three Months Ended June 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$40.2	$117.5	$3.2	$160.9	$—	$160.9
Historical racing(a)	184.1	—	7.0	191.1	—	191.1
Racing event-related services	136.7	—	1.5	138.2	—	138.2
Gaming(a)	2.5	1.2	206.9	210.6	—	210.6
Other(a)	21.5	18.7	27.3	67.5	0.2	67.7
Total	$385.0	$137.4	$245.9	$768.3	$0.2	$768.5
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $14.2 million for the three months ended June 30, 2024 and $12.3 million for the three months ended June 30, 2023.

	Six Months Ended June 30, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$61.4	$195.2	$15.1	$271.7	$—	$271.7
Historical racing(a)	424.2	—	18.1	442.3	—	442.3
Racing event-related services	177.1	—	3.6	180.7	—	180.7
Gaming(a)	6.4	10.0	421.2	437.6	—	437.6
Other(a)	40.7	53.1	55.4	149.2	0.1	149.3
Total	$709.8	$258.3	$513.4	$1,481.5	$0.1	$1,481.6

	Six Months Ended June 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$51.2	$196.9	$14.8	$262.9	$—	$262.9
Historical racing(a)	369.4	—	13.0	382.4	—	382.4
Racing event-related services	137.7	—	3.4	141.1	—	141.1
Gaming(a)	5.1	5.6	412.4	423.1	—	423.1
Other(a)	36.0	29.7	52.3	118.0	0.5	118.5
Total	$599.4	$232.2	$495.9	$1,327.5	$0.5	$1,328.0
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $27.6 million for the six months ended June 30, 2024 and $24.5 million for the six months ended June 30, 2023.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended June 30, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$490.2	$159.9	$274.4	$924.5	$1.9	$(35.7)	$890.7

Gaming taxes and purses	(100.0)	(7.3)	(83.5)	(190.8)	—	—	(190.8)
Marketing and advertising	(12.5)	(4.9)	(9.2)	(26.6)	(0.1)	—	(26.7)
Salaries and benefits	(36.5)	(8.0)	(40.3)	(84.8)	—	—	(84.8)
Content expense	(2.1)	(73.3)	(2.6)	(78.0)	—	27.1	(50.9)
Selling, general and administrative expense	(8.5)	(4.3)	(11.8)	(24.6)	(21.0)	0.3	(45.3)
Maintenance, insurance and utilities	(11.5)	(1.0)	(11.1)	(23.6)	(0.5)	1.8	(22.3)
Property and other taxes	(1.8)	—	(3.3)	(5.1)	(0.2)	—	(5.3)
Other operating expense	(38.3)	(14.9)	(20.2)	(73.4)	(1.4)	6.5	(68.3)
Other income	0.2	—	48.3	48.5	—	—	48.5
Adjusted EBITDA	$279.2	$46.2	$140.7	$466.1	$(21.3)	$—	$444.8

	Three Months Ended June 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$408.0	$139.1	$247.9	$795.0	$0.2	$(26.7)	$768.5

Gaming taxes and purses	(85.4)	(7.0)	(81.7)	(174.1)	—	—	(174.1)
Marketing and advertising	(12.1)	(5.3)	(9.0)	(26.4)	(0.1)	0.1	(26.4)
Salaries and benefits	(30.3)	(7.5)	(39.5)	(77.3)	—	—	(77.3)
Content expense	(2.0)	(68.7)	(2.7)	(73.4)	—	26.5	(46.9)
Selling, general and administrative expense	(7.3)	(2.7)	(10.3)	(20.3)	(16.8)	0.4	(36.7)
Maintenance, insurance and utilities	(10.1)	(0.8)	(9.6)	(20.5)	(0.1)	—	(20.6)
Property and other taxes	(1.5)	(0.1)	(3.0)	(4.6)	—	—	(4.6)
Other operating expense	(36.0)	(13.1)	(17.4)	(66.5)	(0.3)	(0.3)	(67.1)
Other income	0.2	—	48.7	48.9	—	—	48.9
Adjusted EBITDA	$223.5	$33.9	$123.4	$380.8	$(17.1)	$—	$363.7

	Six Months Ended June 30, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$739.1	$274.0	$517.6	$1,530.7	$1.9	$(51.0)	$1,481.6

Gaming taxes and purses	(165.0)	(12.2)	(164.0)	(341.2)	—	—	(341.2)
Marketing and advertising	(21.8)	(6.1)	(17.0)	(44.9)	(0.1)	—	(45.0)
Salaries and benefits	(63.3)	(15.9)	(78.3)	(157.5)	—	—	(157.5)
Content expense	(3.4)	(117.3)	(4.4)	(125.1)	—	36.1	(89.0)
Selling, general and administrative expense	(17.3)	(8.8)	(22.0)	(48.1)	(41.5)	0.6	(89.0)
Maintenance, insurance and utilities	(21.8)	(2.0)	(20.7)	(44.5)	(2.0)	1.8	(44.7)
Property and other taxes	(4.5)	(0.1)	(6.7)	(11.3)	(0.4)	—	(11.7)
Other operating expense	(62.2)	(25.8)	(38.5)	(126.5)	—	12.5	(114.0)
Other income	0.2	—	97.5	97.7	0.1	—	97.8
Adjusted EBITDA	$380.0	$85.8	$263.5	$729.3	$(42.0)	$—	$687.3

	Six Months Ended June 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$623.8	$235.5	$499.5	$1,358.8	$0.5	$(31.3)	$1,328.0

Gaming taxes and purses	(141.9)	(12.0)	(165.3)	(319.2)	—	—	(319.2)
Marketing and advertising	(20.3)	(6.7)	(17.6)	(44.6)	(0.1)	0.3	(44.4)
Salaries and benefits	(52.1)	(13.7)	(74.0)	(139.8)	—	—	(139.8)
Content expense	(3.5)	(111.7)	(4.5)	(119.7)	—	30.4	(89.3)
Selling, general and administrative expense	(16.0)	(5.1)	(22.5)	(43.6)	(35.1)	0.6	(78.1)
Maintenance, insurance and utilities	(19.4)	(1.7)	(19.4)	(40.5)	(0.2)	—	(40.7)
Property and other taxes	(2.7)	(0.1)	(6.3)	(9.1)	(0.2)	—	(9.3)
Other operating expense	(62.5)	(22.2)	(34.3)	(119.0)	(0.1)	—	(119.1)
Other income	0.2	1.0	97.3	98.5	—	—	98.5
Adjusted EBITDA	$305.6	$63.3	$252.9	$621.8	$(35.2)	$—	$586.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income attributable to Churchill Downs Incorporated	$209.3	$143.0	$289.7	$298.7
Net income attributable to noncontrolling interest	0.9	—	0.9	—
Net income and comprehensive income	210.2	143.0	290.6	298.7

Additions:
Depreciation and amortization	49.2	41.8	96.1	79.7
Interest expense	73.5	65.2	143.9	129.9
Income tax provision	84.1	56.2	105.5	109.4
EBITDA	$417.0	$306.2	$636.1	$617.7

Adjustments to EBITDA:
Stock-based compensation expense	$8.9	$8.1	$16.1	$16.7
Arlington exit costs	—	5.9	—	9.3
Pre-opening expense	7.5	3.2	15.8	6.4
Other expenses, net	0.1	6.6	0.3	6.9
Asset impairments	—	24.5	—	24.5
Transaction expense, net	0.6	0.5	4.7	0.3
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.5	9.9	20.8	19.7
Rivers Des Plaines' legal reserves and transaction costs	0.3	—	0.3	—
Other charges and recoveries, net	(0.1)	(1.2)	(6.8)	(0.9)
Gain on Arlington sale	—	—	—	(114.0)
Total adjustments to EBITDA	27.8	57.5	51.2	(31.1)
Adjusted EBITDA	$444.8	$363.7	$687.3	$586.6

Adjusted EBITDA by segment:
Live and Historical Racing	$279.2	$223.5	$380.0	$305.6
TwinSpires	46.2	33.9	85.8	63.3
Gaming	140.7	123.4	263.5	252.9
Total segment Adjusted EBITDA	466.1	380.8	729.3	621.8
All Other	(21.3)	(17.1)	(42.0)	(35.2)
Total Adjusted EBITDA	$444.8	$363.7	$687.3	$586.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net revenue	$215.9	$218.7	$432.8	$439.3

Operating and SG&A expense	132.2	135.0	267.1	272.2
Depreciation and amortization	7.0	5.9	13.3	11.6
Total operating expense	139.2	140.9	280.4	283.8
Operating income	76.7	77.8	152.4	155.5
Interest and other expense, net	(11.4)	(10.7)	(22.4)	(21.6)
Net income	$65.3	$67.1	$130.0	$133.9

	Summarized Balance Sheet
(in millions)	June 30, 2024	December 31, 2023
Assets
Current assets	$91.9	$104.8
Property and equipment, net	334.3	339.4
Other assets, net	270.1	266.1
Total assets	$696.3	$710.3

Liabilities and Members' Deficit
Current liabilities	$103.7	$106.2
Long-term debt	847.0	847.2
Other liabilities	0.8	0.7
Members' deficit	(255.2)	(243.8)
Total liabilities and members' deficit	$696.3	$710.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Grandstand Club and Pavilion Renovation	April 2025	$80-90
Northern Virginia	The Rose Gaming Resort (HRM Entertainment Venue)	Late September 2024	$460
Virginia	Additional ~560 HRMs	TBD	TBD
Western Kentucky	Owensboro Racing and Gaming (HRM Entertainment Venue)	First Quarter 2025	$100
Southwestern Kentucky	Oak Grove HRM Annex	TBD	TBD
New Hampshire	Salem HRM Entertainment Venue	TBD	TBD